EXHIBIT 99.3

MANAGEMENT AND BOARD OF DIRECTORS

The information below is a summary. In addition to the other information contained in or incorporated by reference herein, you should consider the information under the caption, “Meetings and Committees of the Board of Directors” beginning on page 8 in our Annual Proxy Statement filed with the SEC on March 24, 2015.

The following table sets forth information regarding our executive officers and directors, as of the date of this prospectus:

Name	Age	Position with Banner Corporation	Position with Banner Bank
Mark J. Grescovich	51	President and Chief Executive Officer, Director	President and Chief Executive Officer, Director

Lloyd W. Baker	67	Executive Vice President and Chief Financial Officer	Executive Vice President

Richard B. Barton	72		Executive Vice President and Chief Lending Officer

Douglas M. Bennett	63		Executive Vice President, Real Estate Lending Operations

Tyrone J. Bliss	58		Executive Vice President, Risk Management and Compliance Officer

James R. Claffee	70		Executive Vice President and Chief Integration Officer

Peter J. Conner	50		Executive Vice President and Chief Financial Officer

Kenneth A. Larsen	46		Executive Vice President, Mortgage Banking

Cynthia D. Purcell	58		Executive Vice President of Retail Banking and Administration

M. Kirk Quillin	53		Executive Vice President, East Region, Commercial Banking

James T. Reed, Jr.	53		Executive Vice President, West Region Commercial Banking

Steven W. Rust	68		Executive Vice President and Chief Information Officer

Gary W. Wagers	55		Executive Vice President, Retail Products and Services

Keith A. Western	60		Executive Vice President, California & S. Oregon Commercial Banking

Gary Sirmon	72	Chairman of the Board, Director	Chairman of the Board, Director

Name	Age	Position with Banner Corporation	Position with Banner Bank

Jesse G. Foster	77	Vice Chairman of the Board, Director	Vice Chairman of the Board, Director

Robert D. Adams	74	Director	Director

Gordon E. Budke	74	Director	Director

Connie R. Collingsworth	57	Director	Director

Spencer C. Fleischer	62	Director	Director

Michael J. Gillfillan	67	Director	Director

D. Michael Jones	73	Director	Director

David A. Klaue	62	Director	Director

Constance H. Kravas	69	Director	Director

John R. Layman	57	Director	Director

Brent A. Orrico	66	Director	Director

Michael M. Smith	61	Director	Director

Executive Officers

Mark J. Grescovich is President and Chief Executive Officer, and a director, of Banner Corporation and Banner Bank. Mr. Grescovich joined the Bank in April 2010 and became Chief Executive Officer in August 2010 following an extensive banking career specializing in finance, credit administration and risk management. Prior to joining the Bank, Mr. Grescovich was the Executive Vice President and Chief Corporate Banking Officer for Akron, Ohio-based FirstMerit Corporation and FirstMerit Bank N.A., a commercial bank with $14.5 billion in assets and over 200 branch offices in three states. He assumed the role and responsibility for FirstMerit’s commercial and regional line of business in 2007, having served since 1994 in various commercial and corporate banking positions, including that of Chief Credit Officer. Prior to joining FirstMerit, Mr. Grescovich was a Managing Partner in corporate finance with Sequoia Financial Group, Inc. of Akron, Ohio and a commercial and corporate lending officer and credit analyst with Society National Bank of Cleveland, Ohio.

Lloyd W. Baker joined First Savings Bank of Washington (now Banner Bank) in 1995 as Asset/Liability Manager, has been a member of the executive management committee since 1998 and has served as the Chief Financial Officer of Banner Corporation since 2000 and of Banner Bank from 2000 to October 2015. His banking career began in 1973.

Richard B. Barton joined Banner Bank in 2002 as Chief Credit Officer. Mr. Barton’s banking career began in 1972 with Seafirst Bank and Bank of America, where he served in a variety of commercial lending and credit risk management positions. In his last positions at Bank of America before joining Banner Bank, he served as the senior real estate risk management executive for the Pacific Northwest and as the credit risk management executive for the west coast home builder division. Mr. Barton was named Chief Lending Officer in 2008.

Douglas M. Bennett, who joined First Federal Savings and Loan (now Banner Bank) in 1974, has over 38 years of experience in real estate lending. He has served as a member of Banner Bank’s executive management committee since 2004.

Tyrone J. Bliss joined Banner Bank in 2002 and has served in his current position since 2006. Mr. Bliss is a Certified Regulatory Compliance Manager with more than 35 years of commercial banking experience. Prior to joining Banner Bank, his career included senior risk management and compliance positions with Bank of America’s Consumer Finance Group, Barnett Banks, Inc., and Florida-based community banks.

James Claffee joined Banner Bank in 2015 with the acquisition of AmericanWest Bank. Mr. Claffee has more than 40 years of experience in banking and has served in senior executive positions with banks in Washington, Arizona, California and New England. Mr. Claffee was President and Chief Operating Officer of AmericanWest Bank and Starbuck Bancshares, responsible for strategic growth in the region and for the integration of nine acquisitions over the previous four years prior to that. Mr. Claffee is a graduate of Tufts University. He holds an M.B.A. from San Diego State University. He also completed the Liberal Arts Program for Senior Managers at Stanford, The J.L. Kellogg School of International Management and attended the Stonier Graduate School of Banking. He has been active in charitable and philanthropic organizations throughout his career. Mr. Claffee is a Vietnam veteran and served as an officer in the U.S. Navy.

Peter J. Conner joined Banner Bank in 2015 with the acquisition of AmericanWest Bank. Prior to joining Banner, Mr. Conner was the Chief Financial Officer for SKBHC LLC and AmericanWest Bank since 2010. Mr. Conner has 25 years of experience in executive finance positions at Wells Fargo Bank as well as regional community banks. Additionally, he spent time as a managing director for FSI Group, where he evaluated and placed equity fund investments in community banks. He earned a B.S. in Quantitative Economics from the University of California at San Diego and a Masters of Business from the Haas School of Business at U.C. Berkeley.

Kenneth A. Larsen joined Banner Bank in 2005 as the Real Estate Administration Manager and was promoted to his current position in 2010. Mr. Larsen currently serves as Mortgage Banking Director and is responsible for the Bank’s mortgage banking activities from origination, administration, secondary marketing, through loan servicing. Mr. Larsen has had a 24-year career in mortgage banking, including all facets of the industry and management. A graduate of Eastern Washington University, he earned a Bachelor of Arts in Education with a degree in Social Science and earned certificates from the Pacific Coast Banking School and the School of Mortgage Banking. He is also a Certified Mortgage Banker, the highest designation recognized by the Mortgage Bankers Association. Mr. Larsen began his career at Action Mortgage/Sterling Savings, later moving to Peoples Bank of Lynden where he managed the mortgage banking operation. Mr. Larsen served as the 90th President of the Seattle Mortgage Bankers Association. Currently he is the Chairman of the Washington Mortgage Bankers Association and a recent appointee by the Governor of Washington State to serve as a commissioner on the Washington State Housing Finance Commission. He was promoted to Executive Vice President in 2015.

Cynthia D. Purcell was formerly the Chief Financial Officer of Inland Empire Bank (now Banner Bank), which she joined in 1981. She has served as Executive Vice President since 2000. Ms. Purcell is responsible for managing Retail Banking including Mortgage Banking, Small Business Banking and Digital Delivery Channels, as well as administrative support functions for the organization.

M. Kirk Quillin joined Banner Bank’s commercial banking group in 2002 as a Senior Vice President and commercial loan manager and was named to his current position as the East Region Commercial Banking Executive in July 2012. He is responsible for commercial and specialty banking for all locations in Eastern Washington, Eastern Oregon and Idaho. Mr. Quillin began his career in the banking industry in 1984 with Idaho First National Bank, which is now U.S. Bank. His career also included management positions in commercial lending with Washington Mutual. He earned a B.S. in Finance and Economics from Boise State University and was certified by the Pacific Coast Banking School and Northwest Intermediate Commercial Lending School.

James T. Reed, Jr. joined Towne Bank (now Banner Bank) as a Vice President and Commercial Branch Manager in July 1995 and was named to his current position as the West Region Commercial Banking Executive in July 2012. He is responsible for Commercial Banking in Western Washington and Western Oregon as well as Specialty Banking. Mr. Reed began his banking career with Rainier Bank, which later became Security Pacific Bank and later still West One Bank. He earned a Bachelor of Arts in Interdisciplinary Arts and Sciences from the University of Washington and earned certificates from Pacific Coast Banking School, Northwest Intermediate Banking School and Northwest Intermediate Commercial Lending School. Currently, Mr. Reed sits on the University of Washington Bothell Advisory Board, the University of Washington Foundation Board and the Association of Washington Business Board of Directors.

Steven W. Rust joined Banner Bank in October 2005. Mr. Rust has over 36 years of relevant industry experience prior to joining Banner Bank and was founder and President of InfoSoft Technology, through which he worked for nine years as a technology consultant and interim Chief Information Officer for banks and insurance companies. He worked 19 years with US Bank/West One Bancorp as Senior Vice President & Manager of Information Systems.

Gary W. Wagers joined Banner Bank as Senior Vice President, Consumer Lending Administration in 2002 and was named to his current position in Retail Products and Services in January 2008. Mr. Wagers began his banking career in 1982 at Idaho First National Bank. Prior to joining Banner Bank, his career included senior management positions in retail lending and branch banking operations with West One Bank and US Bank.

Keith A. Western is Executive Vice President, Commercial Banking for Banner Bank, joining Banner with the merger of AmericanWest Bank and Banner Bank. Prior to the merger, Mr. Western was President of Northwest Banking for AmericanWest Bank since 2011. Mr. Western has 38 years of banking experience across multiple markets including the western, eastern and mid-western United States and Canada. The bulk of Mr. Western’s career was with Bank of America (approximately 15 years) and Citibank (approximately 12 years) in a variety of assignments including asset based lending, commercial and business banking, and credit risk management.

Directors

Gary Sirmon is Chairman of the Board and a director of Banner and Banner Bank. He joined Banner Bank in 1980 as an Executive Vice President and served as its Chief Executive Officer from 1982 until February 2002. Mr. Sirmon’s extensive career in banking has given him expertise in management, strategic planning, risk management, and mergers and acquisitions.

Jesse G. Foster is Vice Chairman of the Board and a director of Banner and Banner Bank. Mr. Foster retired as an officer of Banner in 2003 and served as a consultant to Banner Bank until the end of 2010. He was formerly the Chief Executive Officer, President and a director of Inland Empire Bank, which he joined in 1962. Mr. Foster’s banking career has given him expertise in all areas of banking.

Mark J. Grescovich is a director, and President and Chief Executive Officer, of Banner Corporation and Banner Bank. See above under “—Executive Officers” for more information about Mr. Grescovich.

Robert D. Adams sold his business interests in 2005 as a partner in, and retired as President and Chief Executive Officer of, Carroll Adams Tractor Co., which sold and rented farm, industrial and consumer equipment and with which he was affiliated for 36 years. Through his career, Mr. Adams developed expertise in management, risk assessment, and agricultural and commercial building construction. Also during his career, Mr. Adams remained active in the United States Air Force Reserve, retiring as a Lt. Colonel.

Gordon E. Budke is President of Budke Consulting, PLLC, which specializes in general business assistance to small and growing companies. A Certified Public Accountant with over 38 years of experience in public accounting, Mr. Budke retired as a partner from Coopers & Lybrand (now PricewaterhouseCoopers) in October 1997. His qualification as an audit committee financial expert was the primary reason for his nomination to the Board. Mr. Budke also serves on the Board of Directors of Yokes Foods, Inc.

Connie R. Collingsworth serves as General Counsel and Secretary of the Bill & Melinda Gates Foundation in Seattle, Washington, where she manages the Foundation’s legal needs and has provided leadership in the areas of risk management, compliance and corporate governance. Since 2007, she has also served on the Foundation’s Executive Leadership Team, which is responsible for the development and execution of Foundation-wide strategy and policy and coordination of overall operations. Prior to joining the Foundation in 2002, Ms. Collingsworth was a partner of Preston Gates & Ellis, now K&L Gates, a leading Northwest law firm based in Seattle, where she served as lead attorney for a broad range of commercial transactions, mergers and acquisitions, and private equity financings. Ms. Collingsworth also serves on the Board of Directors of Premera Blue Cross, one of the largest health plan providers in the Pacific Northwest.

Spencer Fleischer is a founder, Co-CEO and President of Friedman Fleischer & Lowe, LLC and a director of The Clorox Company, Levi Strauss & Co. and Strategic Asset Management, LLC. He was a director of Wilton Re Holdings Limited from June 2004 to June 2014. He is a member of the Development Committee for Lincoln College, Oxford and a Director of Americans for Oxford, Inc. Mr. Fleischer served as an advisor to the Investment Committee of the William and Flora Hewlett Foundation for ten years. Mr. Fleischer previously spent 19 years with Morgan Stanley as an investment banker and manager. He was a member of the worldwide Investment Banking Operating Committee, Head of Investment Banking in Asia and Head of Corporate Finance for Europe. He earned an M.Phil. in Management Studies at Oxford University as a Rhodes Scholar and graduated from the University of the Witwatersrand in Johannesburg with a B.A. (Hons) in Economics.

Michael J. Gillfillan co-founded AloStar Bank of Commerce in 2011 and served as its Chief Executive Officer and Chairman from April 2011 to April 2015. Mr. Gillfillan spent 35 years in banking and finance positions, with extensive leadership experience in troubled debt restructuring, turnaround management and strategic finance issues dealing with capital structure and capital adequacy. Mr. Gillfillan spent more than 25 years at Wells Fargo and Company, serving as its Vice Chairman and Chief Credit Officer for the greater part of the period from 1991 to 1999. He previously served as Director of Union Bank of California, N.A., MUFG Union Bank, N.A. and UnionBanCal Corporation. Mr. Gillfillan received an M.B.A. from the University of California at Los Angeles and a B.A. in History from the University of California at Berkeley.

From August 1999 until February 2007, Mr. Gillfillan was a member of the board of directors of James Hardie Industries Limited (“Hardie”), an Australian company that was subject to asbestos claims arising out of its legacy business. In 2007, the Australian Securities and Investment Commission filed a civil lawsuit related to a February 2001 announcement by Hardie to the Australian Stock Exchange concerning the establishment of a foundation to compensate asbestos victims. In April 2009, a trial court in New South Wales, Australia (“NSW”) issued a judgment finding that the directors of Hardie, including Mr. Gillfillan, and several members of management breached their duties of care and diligence by approving a draft of the February 2001 announcement. The court determined that the announcement was misleading because it incorrectly suggested that the foundation would have sufficient funds to pay all legitimate claims. In 2010, the NSW Court of Appeal upheld an appeal on behalf of the non-executive directors, including Mr. Gillfillan, overturning the trial court ruling. In 2012, the High Court of Australia overturned the NSW Court of Appeal ruling and upheld the finding of the NSW trial court. The court imposed civil monetary penalties on each of the former independent directors, including Mr. Gillfillan, and precluded such individuals from managing an Australian corporation for a period of three years. Mr. Gillfillan’s disqualification ended December 31, 2012.

D. Michael Jones retired in 2010 as President and Chief Executive Officer of Banner and Banner Bank. He joined Banner Bank in 2002 following an extensive career in banking, finance and accounting. Mr. Jones is a Certified Public Accountant (inactive) and served as President and Chief Executive Officer from 1996 to 2001 for Source Capital Corporation, a lending company in Spokane, Washington. From 1987 to 1995, Mr. Jones served as President of West One Bancorp, a large regional banking franchise based in Boise, Idaho. Mr. Jones’ banking career has given him expertise in all areas of banking.

David A. Klaue served as Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007. He is Chairman of the Board of Empire Lumber Co., a diversified wood products manufacturer with operations in Washington, Idaho and Montana; Felts Field Aviation, an air transportation company; Park Ranch Land & Cattle Co., a cow/calf feeder and hay producer; and Empire Investments, a real estate investment company, companies with which he has been affiliated for over 34 years. He is a managing member in various other real estate investment, equipment and sales companies. Mr. Klaue’s career has afforded him expertise in banking, business, agricultural and real estate management.

Constance H. Kravas is the University of Washington’s Vice President for University Advancement and also serves as the President of the University of Washington Foundation. Prior to joining the University of Washington in 2001, she served as Vice Chancellor for University Advancement at the University of California, Riverside, and as Vice President for Advancement of Washington State University and President of the Washington State University Foundation. Dr. Kravas has over 35 years of experience in leadership and management positions for not-for-profit boards.

John R. Layman served as co-Vice Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007. He is managing partner of Layman Law Firm, PLLP, with which he has been associated since 1983. His areas of practice include real estate development, commercial litigation, personal injury and product liability. He also has experience in corporate duties, securities litigation, fiduciary obligations and reporting requirements.

Brent A. Orrico is President of FAO Corporation, an asset management company, and is a principal of B & O Financial Management Company, with which he has been affiliated for 18 years. Mr. Orrico has 34 years of experience in banking and finance-related business activities, including having served as an executive officer at a major financial institution and being a founding member of two community banks. Mr. Orrico also serves as a director of Islanders Bank.

Michael M. Smith has managed a family-owned farming and orchard operation, B.T. Loftus Ranches, Inc., in Washington’s Yakima valley since 1974. He is also a founder, director and former president of Yakima Chief, Inc., an international hops sales organization. Mr. Smith’s career has afforded him experience in managing financial and operational aspects of agricultural companies.

Board of Directors

In connection with the Merger, effective October 1, 2015, in accordance with our bylaws, the Board increased the number of members on our Board from 12 to 17. Thereafter, we appointed Michael J. Gillfillan and Spencer Fleischer to fill two of the resulting vacancies. Mr. Gillfillan currently serves on our Corporate Governance / Nominating Committee and Executive Committee. Both Mr. Gillfillan and Mr. Fleischer will be up for re-election at our 2016 annual meeting.

Two of the three remaining vacancies on our Board are being reserved for such persons as may be mutually agreed by the Board and the SKBHC board of directors pursuant to the terms of the merger agreement for the Merger, and the remaining vacancy is being reserved for a nominee to be appointed pursuant to the terms of the Investor Letter Agreement, dated as of November 5, 2014, between Banner and Oaktree Principal Fund V (Delaware) and certain of its affiliates.